UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 9, 2010

NEOSTEM, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-10909 (Commission File Number)	22-2343568 (IRS Employer Identification No.)

420 Lexington Avenue, Suite 450, New York, New York  10170
(Address of Principal Executive Offices)(Zip Code)

(212) 584-4180
Registrant's Telephone Number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

Effective as of June 9, 2010, NeoStem, Inc. (the “Company”) appointed Anthony Salerno as the Company’s Vice President, Operations and Academic Affairs.  Mr. Salerno joined the Company in August, 2009 as its Vice President, Strategic Affairs and Academic Alliances and has more than 25 years of experience as an executive and entrepreneur in the life sciences industry. From 2008 to 2009, he served as Vice President Strategic Business Development with GenomeQuest, Inc., where he was responsible for guiding their entry into the next-generation DNA sequencing bioinformatics market. From 2002 through 2007, Mr. Salerno was Director, Market and Business Intelligence with Agilent Technologies, Inc. (NYSE: A) where he built and managed a global team charged with providing strategic insights to their $2 billion Life Science and Chemical Analysis division. Before joining Agilent, he was a successful entrepreneur with notable accomplishments in technology planning, market development and strategy. Mr. Salerno was Founder and President of VectorObjects LLC, the earliest commercial entrant in the emerging field of synthetic biology, and was Managing Director of BioDynamics Associates, a life sciences marketing and strategy consulting firm. In addition, he was Senior Marketing Consultant at Vysis, Inc., now part of Abbott Diagnostics (NYSE: ABT), and also the founding Vice President, Sales and Marketing at Tropix, Inc., now part of Life Technologies, Inc. (NYSE: LIFE). He began his career in the clinical diagnostics industry, and managed several product lines for Diagnostic Products Corporation, recently acquired by Siemens AG (NYSE: SI). Mr. Salerno obtained his Bachelor of Arts degree from the College of the Holy Cross, and studied biochemistry and molecular biology in the Graduate School of Arts and Sciences, Harvard University.

On June 9, 2010, the Company entered into an amendment (the “Amendment”) to Mr. Salerno’s original Employment Agreement dated August 17, 2009 to reflect his new title, among other things.  The terms of the Amendment are set forth in Exhibit 10.1 hereto.

Effective as of June 9, 2010, the Company appointed Ms. Zhang Jian as the Company’s Vice President, Pharmaceutical Operations.  Ms. Zhang Jian has been the General Manager of Suzhou Erye Pharmaceuticals Company Ltd. (“Erye”) since 2003. The Company acquired a 51% interest in Erye on October 30, 2009 pursuant to the merger of China Biopharmaceuticals Holdings, Inc. (“CBH”), which held the interest in Erye, into a wholly-owned subsidiary of the Company.  Ms. Zhang Jian was elected the Chairwoman and a director of CBH on April 30, 2007. Prior to being the General Manager for Erye, she served for more than 5 years as the deputy general manager of Suzhou Number 2 Pharmaceutical Company and more than a year as the deputy general manager of Suzhou Number 4 Pharmaceutical Company after working in various positions in charge of human resources and quality control. Ms. Zhang graduated from Central Television University majoring in electronics and later graduated with a certificate in accounting from Suzhou Adult Education University and a graduate degree in finance and accounting from the School of Finance and Economics of Suzhou University. Ms. Zhang has extensive background and experience in the pharmaceuticals industry having worked in various managerial positions and various aspects of the industry. She is an expert in managing a growth company, having turned Erye into a successful operation after taking it over from the PRC government with Mr. Shi Mingsheng (Chairman of the Board of Erye since March 2003 and a director of the Company since March 2010) and others in 2003. From the end of 2007 until the consummation of the Merger, Ms. Zhang Jian was the Chief Financial Officer of CBH.

On June 9, 2010, the Company entered into an offer letter (the “Offer Letter”) with Ms. Zhang Jian, pursuant to which Ms. Zhang Jian will serve as the Company’s Vice President, Pharmaceutical Operations.  The terms of the Offer Letter include: (a) annual compensation of $120,000; (b) a one-time signing bonus of up to $72,500; and (c) the issuance to her pursuant and subject to the terms of the Company’s 2009 Non-US Equity Plan (the Non-US Plan”) of a warrant (the “Warrant”) to purchase 650,000 shares of the Company’s Common Stock at a per share purchase price equal to the closing price of the Common Stock on June 9, 2010, the commencement date of her employment (the “Commencement Date”), which shall vest and become exercisable as to: (i) 150,000 shares on the Commencement Date; (ii) 50,000 shares on each of the first, second, third, fourth and fifth one year anniversaries of the Commencement Date; and (iii) an aggregate of 250,000 shares upon the achievement of specified business milestones.  The Company may enter into a final employment agreement with Ms. Zhang Jian which incorporates the terms of the Offer Letter with such modifications as may be necessary or desirable for compliance with any applicable domestic or foreign law, rule or regulation or for other applicable reasons.  The Offer Letter is attached as Exhibit 10.2 hereto.

As previously disclosed, (i) Ms. Zhang Jian is a principal shareholder of Fullbright Finance Limited, which is the beneficial owner of approximately 7.8% of the Company’s Common Stock, and (ii) Ms. Zhang Jian is a principal shareholder of Suzhou Erye Economy and Trading Co. Ltd (“EET”), which is the owner of a 49% interest in Erye.  EET is a party to a joint venture agreement with a wholly-owned subsidiary of the Company entered into in connection with the Merger and effective December 28, 2009.  Additionally, immediately prior to the closing of the Merger, in order to accelerate satisfaction of certain CBH obligations to EET, CBH and EET caused Erye to split-off its real estate assets into a new entity, with the end result that, subject to PRC approvals, (a) Erye is bound to transfer the land and building for its principal manufacturing facility to EET or its affiliate for a nominal sum to be agreed upon by the parties, and (b) EET or its affiliate is bound to lease such principal manufacturing facility back to Erye at a nominal fee for a term through the construction and validation period of Erye’s new manufacturing facility and until such date as Erye’s new facility is completed and fully operational, such that Erye is assured that there is no interruption of its operations by reason of such transfers and agreements. Mr. Shi Mingsheng is also a principal shareholder of Fullbright and EET.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 10.1	Amendment No. 1 dated June 9, 2010 to Employment Agreement dated August 17, 2009 between NeoStem, Inc. and Anthony Salerno

Exhibit 10.2	Offer Letter dated June 9, 2010 between NeoStem, Inc. and Madam Zhang Jian

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, NeoStem has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOSTEM, INC.

By:	/s/ Catherine M. Vaczy
Name: Catherine M. Vaczy
Title: Vice President and General Counsel

Date:    June 11, 2010